                                                                   Exhibit 10.40


                         EMPLOYMENT AND NON-COMPETITION

                                    AGREEMENT


         This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "AGREEMENT") is made and entered into as of the date hereof, but shall become effective as of the Effective Date, as defined herein, between and among First Virtual Communications, Inc., a Delaware corporation (the "COMPANY"), and Killko A. Caballero ("EMPLOYEE"). The Company and Employee are hereinafter collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

                                    RECITALS

         A. As President and Chief Executive Officer and a shareholder of CUseeMe Networks, Inc., Employee obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

         B. This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") dated as of March __, 2001 among CUseeMe Networks, Inc., a Delaware Corporation ("CUSEEME"), the Company, and FVC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("SUB"), pursuant to which Sub will merge with and into CUseeMe and CUseeMe will become a wholly owned subsidiary of the Company (the "MERGER"). In connection with the Merger, Employee will exchange all of the shares of common stock of CUseeMe owned by Employee for shares of common stock of the Company as specified in the Merger Agreement. The date on which the Merger becomes effective will be the effective date of this Agreement (the "EFFECTIVE DATE").

         C. To preserve and protect the assets of the Company and CUseeMe, including goodwill, customers and trade secrets of which Employee has and will have knowledge in Employee's role as an employee of the Company and to preserve and protect the Company's and CUseeMe's goodwill and business interests going forward, and in consideration of the Company entering into and performing under the Merger Agreement and the additional consideration provided to Employee including but not limited to, stock options and termination benefits, pursuant to this Agreement, Employee has agreed to enter into this Agreement.

         D. Pursuant to this Agreement, the Company and Employee agree they are entering into a new employment relationship under which Employee will obtain extensive and valuable knowledge and confidential information concerning the businesses of the Company, CUseeMe and their respective Affiliates, as defined in Section 2.2.1(b) herein. The Parties agree that this Agreement acknowledges, amends, restates and supersedes any prior employment agreement between Employee and CUseeMe, including but not limited to, that certain Executive Retention Agreement dated as of December 1, 2000, between Employee and CUseeMe and that certain Employment Agreement dated July 14, 1997 between Employee and CUseeMe, each of which as of the Effective Date, is hereby terminated in its entirety and will have no further force and effect.

                                    AGREEMENT

         In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.       EMPLOYMENT.

         1.1 TERM. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. The term of Employee's employment shall commence on the Effective Date and shall terminate on the date that is two years from the Effective Date (the "TERM"), unless terminated earlier in accordance with
Section 4 herein or extended pursuant to written agreement between Employee and the Company. If the Agreement is not extended in writing by the parties prior to the expiration of the Term, Employee's employment may continue beyond the Term, but will then continue on an "at will" basis, meaning that either the Company or Employee may terminate Employee's employment at any time with or without Cause (as defined in Section 4.4.2) or advance notice.

         1.2 TITLE. Employee shall have the title of Chief Executive Officer and President of the Company and shall serve in such other capacity or capacities as his supervisor or the Board of Directors of the Company may from time to time prescribe. Employee shall initially report to the Board of Directors of the Company.

         1.3 DUTIES. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Chief Executive Officer and President consistent with the bylaws of the Company and as required by the Company's Board of Directors and its officers.

         1.4 POLICIES AND PRACTICES. The employment relationship between the Company and Employee shall be governed by the policies and practices established by the Company and its Board of Directors which shall be considered with those of the Company. Employee will acknowledge in writing that he has read the Company's Employee Handbook, which will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Employee Handbook, this Agreement shall control.

         1.5 LOCATION. Unless the Parties otherwise agree in writing, during the term of this Agreement, Employee shall perform the services Employee is required to perform pursuant to this Agreement at the Company's offices, located in Santa Clara, California or at any other place at which the Company maintains an office within 35 miles of that location; provided, however, that the Company may from time to time require Employee to travel temporarily to other locations in connection with the Company's business.

2.       LOYAL AND CONSCIENTIOUS PERFORMANCE/COVENANT NOT TO COMPETE.

         2.1 LOYALTY. During Employee's employment by the Company, Employee shall be employed full time and shall devote Employee's full business energies, interest, abilities and productive time to the proper and efficient performance of Employee's duties under this Agreement. Employee will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization. Notwithstanding the foregoing, Employee may serve on third-party boards of directors at his election, provided, however, that any such third party is not developing or engaging in a business competitive with the Business (as defined in Section 2.2.1 below) and that any such service does not conflict with his performance of his duties to the Company.
                                       2.

         2.2      COVENANT NOT TO COMPETE.

                  2.2.1 NONCOMPETITION. Employee acknowledges and agrees that Employee will acquire Proprietary Information, as defined in Section 1.2 of the Employee Proprietary Information & Inventions Agreement, attached hereto as Exhibit A, concerning the Business (as defined below) as the result of Employee's employment. Employee further acknowledges that the Business is very competitive and that competition by Employee in this Business during Employee's employment, or after Employee's employment terminates, would severely injure the Company and/or CUseeMe and their respective Affiliates (as defined below). During the period which commences on the Effective Date and continues during Employee's employment and terminates one (1) year following the last day of Employee's employment with the Company or its Affiliates (the "RESTRICTED PERIOD"), whether termination of employment is voluntary or involuntary, Employee shall not, directly or indirectly (including without limitation, through any Affiliate of Employee), be employed by, own, manage, operate, control or otherwise engage or participate in, or be connected as a partner, creditor, guarantor, advisor, member of the board of directors of, employee of or consultant, proprietor, director or otherwise, in any company or business, or any division, group, or other subset thereof, developing or engaged in a business competitive with the Business (other than a passive investment, not exceeding one percent (1%) of the outstanding beneficial ownership, in a publicly held and traded company). The "BUSINESS," as used herein, means the design, manufacture or sale, or assistance in the design, manufacture or sale, of products or services which are similar to products or services which the Company, CUseeMe or any of their respective Affiliates at any time after the Effective Date design, manufacture or sell currently and during the Restricted Period. Similar products may include, without limitation, rich media communications solutions, video networking hardware, software or services, interactive voice and visual communications software.

                  (a) The restrictions set forth in Section 2.2 shall apply to the "BUSINESS AREA" which shall be defined as worldwide.

                  (b) "AFFILIATE" as used in this Agreement, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under common control with such other person or entity.

                  2.2.2 NON-SOLICITATION OF EMPLOYEES. During the Restricted Period, Employee shall not, either on his or her own account or for any person, or entity, (including without limitation, through any Affiliate of Employee), directly or indirectly solicit, or endeavor to cause any employee of CUseeMe, the Company (including but not limited to employees of the Company who formerly were employees of CUseeMe) or any of their respective Affiliates to leave his or her employment with the Company, CUseeMe or their respective Affiliates.

                  2.2.3 NON-SOLICITATION OF CUSTOMERS. During the Restricted Period and within the Business Area, Employee shall not, directly or indirectly (including without limitation, through any Affiliate of Employee), directly or indirectly solicit, induce or attempt to induce any existing customer of the Company, CUseeMe or any of their respective Affiliates, to: (a) cease doing business in whole or in part with the Company, CUseeMe or any of their respective Affiliates with respect to the Business; or (b) to do business with any other business entity other than the Company, CUseeMe or any of their respective Affiliates with respect to the Business.

                  2.2.4 SUBPARTS. If any subsection or subpart of section 2.2 is determined by any court to be overly broad and thereby unenforceable, the Parties agree that such court shall strike that subsection or subpart and that section 2.2 shall be as fully enforceable as if set forth herein in the modified form.
                                       3.
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3.       COMPENSATION OF EMPLOYEE.

         3.1      a.       BASE SALARY. The Company shall pay Employee a base
salary of Three Hundred Thousand Dollars ($300,000) per year (the "BASE SALARY"), less payroll deductions and all required withholdings payable in regular periodic payments in accordance with Company policy. Such Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. The Base Salary shall be reviewed annually for possible increases in light of Employee's performance of his duties and the Company's profitability and other relevant factors, as determined by the Company's Board of Directors or the Compensation Committee of the Board (the "COMPENSATION COMMITTEE").

                  b. TARGET BONUS. Employee shall be eligible for an annual bonus, provided that certain personal and corporate performance targets to be set by the Compensation Committee of the Board of Directors of the Company are met or exceeded and provided further that in the first year of the term of this Agreement Employee is guaranteed payment of 50% of the Target Bonus. Such performance targets shall be adopted by the Compensation Committee after discussion with Employee within ninety (90) days after the start of Employee's employment with the Company and each subsequent fiscal year during the Term, and a copy shall be delivered in writing to Employee within fifteen (15) days after each adoption. The Compensation Committee, in its sole discretion, shall determine whether such goals have been achieved. Employee's target bonus (the "TARGET BONUS") for each year shall be no less than one-third of Employee's Base Salary for such year. The Target Bonus shall be paid in accordance with normal Company executive bonus payment practice and, subject to the usual required withholding and subject to Section 4.3.3 herein, the payment of any portion of the Target Bonus shall also be contingent on Employee still being employed by the Company as of the regular date of payment for such portion of the Target Bonus.

         3.2 EMPLOYMENT TAXES. All of Employee's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

         3.3 BENEFITS. Employee shall, in accordance with Company policy and the terms of the applicable documents, be eligible to participate in benefit plans under any Employee benefit plan or arrangement which may be in effect from time to time and which may be made available to Employee by Company.

         3.4 EXPENSES. The Company shall pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established procedures. In addition to expense reimbursement as set forth above, the Company shall pay or reimburse Employee in accordance with the Company's established reimbursement policies the following reasonable documented amounts incurred in connection with his relocation from New Hampshire to California: (1) moving expenses, including the costs of a moving service, air and/or ground travel for Employee and his family, and travel expenses; (2) rental of transitional housing for six (6) months; (3) closing costs incurred in purchasing a new home in California; and (4) any losses up to $50,000 incurred on the sale of the old home in New Hampshire.

4.       TERMINATION.

         4.1 TERMINATION BY THE COMPANY. Employee's employment with the Company may be terminated under the following conditions:
                                       4.

                  4.1.1 DEATH OR DISABILITY. Employee's employment with the Company shall terminate effective upon the date of Employee's death or "COMPLETE DISABILITY" (as defined in Section 4.4.1).

                  4.1.2 FOR CAUSE. The Company may terminate Employee's employment under this Agreement for "CAUSE" (as defined in Section 4.4.2) by delivery of written notice to Employee specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this
Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 10 below.

                  4.1.3 WITHOUT CAUSE. The Company may terminate Employee's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to Employee. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in
Section 10 below.

                  4.1.4 FOR GOOD REASON. Employee may terminate Employee's employment under this Agreement at any time for Good Reason by delivery of written notice of such termination to the Company. Any notice of termination given pursuant to this Section 4.1.4 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 10 below. For purposes of this Agreement, "GOOD REASON" is defined as: (i) any material reduction of Employee's duties, authority or responsibilities relative to Employee's duties, authority, or responsibilities as in effect immediately prior to such reduction (including, without limitation, Employee ceasing to be Chief Executive Officer of the Company and/or ceasing to report to the Board), without Employee's written consent, (ii) a reduction by the Company in the Base Salary or Target Bonus opportunity of Employee as in effect immediately prior to such reduction, without Employee's written consent;
(iii) the relocation of Employee to a facility or a location more than thirty-five (35) miles from Employee's then present location, without Employee's written consent; (iv) any material breach of this Agreement by the Company, which material breach has not been cured within thirty (30) days following receipt by the Company's Chief Financial Officer of written notice from the Employee identifying such material breach; or (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company, unless said failure is waived by Employee's written consent.

         4.2 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES DURING THE TERM. Employee's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such mutual agreement.

         4.3      COMPENSATION UPON TERMINATION.

                  4.3.1 DEATH OR COMPLETE DISABILITY. If Employee's employment shall be terminated by death or Complete Disability as provided in
Section 4.1.1, the Company shall pay Employee's accrued Base Salary and accrued and unused vacation benefits, if any, earned through the date of termination at the rate in effect at the time of termination to Employee and/or Employee's heirs, and each of Employee's outstanding stock options shall have their vesting and exercisability schedules accelerated by one (1) year as of the date of termination. The Company shall thereafter have no further obligations to Employee and/or Employee's heirs under this Agreement.


                                       5.

                  4.3.2 TERMINATION BY COMPANY FOR CAUSE DURING TERM. If Employee's employment shall be terminated by the Company for Cause during the Term, the Company shall pay Employee's accrued Base Salary and accrued and unused vacation benefits, if any, earned through the date of termination at the rate in effect at the time of the notice of termination to Employee, and the Company shall thereafter have no further obligations to Employee under this Agreement.

                  4.3.3 TERMINATION DURING THE TERM BY COMPANY WITHOUT CAUSE OR BY EMPLOYEE FOR GOOD REASON. Upon termination by the Company without Cause, or by Employee for Good Reason, during the Term, the Company will pay Employee his Base Salary and accrued and unused vacation benefits, if any, earned through the date of termination, subject to standard deductions and withholdings. In addition, and upon Employee's furnishing to the Company an effective waiver and release of claims (a form of which is attached hereto as EXHIBIT B), (i) Employee shall be entitled to receive Base Salary continuation payments at the Base Salary rate in effect on the date of termination, paid on a monthly basis, for twelve (12) months after the date of termination, subject to standard deductions and withholdings; (ii) each of Employee's outstanding stock options and restricted stock awards shall have their vesting and exercisability schedules accelerated by a period of one (1) year as of the date of termination;
(iii) Employee shall be entitled to receive bonus continuation payments totaling 50% of the Target Bonus in effect on the date of termination, paid on a monthly basis, for twelve (12) months after the date of termination, subject to standard deductions and withholdings; and (iv) if at the time of termination Employee is covered by the Company's group health plan, the Company shall provide to Employee, subject to Employee and his eligible spouse and/or dependents electing continuation coverage under COBRA, one hundred percent (100%) Company-paid group health coverage at the same level of coverage as was provided to Employee immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included Employee's spouse and/or dependents immediately prior to the date of termination, such spouse and/or dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) twelve (12) months from the date of termination, or (y) the date that Employee and his spouse and/or dependents become covered under another employer's group health plan that provides Employee and his spouse and/or dependents with comparable benefits and levels of coverage. In no event shall Employee be obligated to seek other employment or take any other action to mitigate the amounts payable to Employee hereunder.

                  4.3.4 TERMINATION OF OBLIGATIONS. In the event of the termination of Employee's employment hereunder and pursuant to this Section 4, the Company shall have no obligation to pay Employee any Base Salary, bonus or other compensation or benefits, including, but not limited to reimbursements and payments for excise tax imposed upon Employee as a result of any payment deemed to be a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, except as provided in this Section 4 or for benefits due to Employee (and/or Employee's dependents) under the terms of the Company's benefit plans. The Company may offset any amounts Employee owes the Company or its Affiliates against any amount the Company or its Affiliates owe Employee pursuant to this Section 4. Employee acknowledges and agrees that Employer's obligations as set forth in this Section 4 are exclusive and are in lieu of any damages or other payment or benefits which the employer might otherwise be obligated to pay Employee as a result of the termination of the employment relationship or a breach of any term or condition of this Agreement or the employment relationship.

         4.4 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                  4.4.1 COMPLETE DISABILITY. "COMPLETE DISABILITY" shall mean the inability of Employee to perform Employee's duties under this Agreement because Employee has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Employee becomes disabled, the term "COMPLETE DISABILITY" shall mean the


                                       6.

inability of Employee to perform Employee's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated Employee from satisfactorily performing the Employee's usual duties in accordance with paragraph 1.3 above for the Company for a period of at least one hundred twenty (120) days during any twelve
(12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

                  4.4.2 FOR CAUSE. "CAUSE" for the Company to terminate Employee's employment hereunder shall mean the occurrence of any of the following events: (i) gross negligence or willful misconduct in connection with the performance of his duties hereunder which in the written determination of a majority of the Board has not been cured within thirty (30) days following receipt by Employee of written notice from the Board identifying such acts of gross negligence or willful misconduct; (ii) commission of a felony which in the written determination of a majority of the Board has caused material injury to the Company's business or intentionally fraudulent or other act against the Company, CUseeMe or their Affiliates, employees, agents or customers which demonstrates Employee's untrustworthiness or lack of integrity; (iii) dishonesty relating to the Company's business and intended to result in personal enrichment of Employee or his family at the expense of the Company; (iv) material breach by Employee of this Agreement or any agreement by and between Employee and the Company, which material breach has not been cured within thirty (30) days following receipt by Employee of written notice from the Board identifying such willful material breach; or (v) Employee's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or CUseeMe or their Affiliates or which violates any material provisions of Section 7 hereof.

         4.5 SURVIVAL OF CERTAIN SECTIONS. Sections 2.2, 4.3.3, 4.3.4, 5, 6, 7, 8, 9, 11, 14, 15, 16, 17, 19 and 20 of this Agreement will survive the termination of this Agreement.

5.       EXECUTIVE OFFICERS' CHANGE OF CONTROL PLAN.

         The Company shall enroll Employee as a participant in the Company's Executive Officers' Change of Control Plan, with such enrollment to become effective as of immediately after the Effective Date.

6.       TERMINATION OF OBLIGATION.

         In the event that the severance, acceleration of stock options and other benefits provided for in this Agreement or otherwise payable to Employee
(i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this paragraph, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "EXCISE TAX"), then Employee's benefits hereunder shall be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Employee otherwise agree in writing, any determination required under this paragraph shall be made in writing in good faith by the outside accounting firm responsible for auditing the Company's financial records (the "ACCOUNTANTS"). In the event of a reduction in benefits hereunder, Employee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this paragraph, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph. The


                                       7.

Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this paragraph.

7.       CONFIDENTIAL AND PROPRIETARY INFORMATION.

         Employee agrees to execute and abide by the Employee Proprietary Information and Inventions Agreement, as a condition of employment.

8.       SUCCESSORS.

         The rights and obligations of the Company under this Agreement may be assigned to a corporation which becomes the successor to the Company or as the result of a merger or other corporate reorganization and which continues the business of the Company, or any other subsidiary of the Company.

9.       ASSIGNMENT AND BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of Employee and Employee's heirs, executors, personal representatives, administrators and legal representatives. Because of the unique and personal nature of Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Employee. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

10.      NOTICES.

         All notices or demands of any kind required or permitted to be given by the Company or Employee under this Agreement shall be given in writing and shall be personally delivered (and receipted for), faxed during normal business hours or mailed by certified mail or any form of overnight national delivery service, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:





         If to Employee:

                  [           ]

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above, or if faxed, upon telephone confirmation of the receipt of such fax. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

11.      CHOICE OF LAW/JURISDICTION.

         This Agreement is made in Santa Clara, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California . Jurisdiction in any dispute arising out of or relating to this Agreement shall lie exclusively in state and Federal Courts in San Jose, California.


                                       8.

12.      INTEGRATION.

         This Agreement, including Exhibits A and B hereto, together with the Executive Officers' Change of Control Plan, contain the complete, final and exclusive agreement of the Parties relating to the terms and conditions of Employee's employment, and supersede all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

13.      AMENDMENT.

         This Agreement cannot be amended or modified except by a written agreement signed by Employee and the Company.

14.      WAIVER.

         No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

15.      SEVERABILITY.

         The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any section or subsection of this Agreement shall not render any other section or subsection of this Agreement unenforceable, invalid or illegal and this Agreement shall be construed in all respects as if such invalid or unenforceable section or subsection were omitted.

16.      INTERPRETATION; CONSTRUCTION.

         The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17.      REPRESENTATIONS AND WARRANTIES.

         Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Employee's execution and performance of this Agreement will not violate or breach any other agreements between Employee and any other person or entity.

18.      COUNTERPARTS.

         This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

19.      ARBITRATION.

         To ensure the rapid and economical resolution of disputes that may arise during the course of Employee's employment, Employee and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising out of or relating to this Agreement, the employment relationship between


                                       9.

Employee and the Company, or the termination of that employment relationship will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration held in Santa Clara, California and conducted by Judicial Arbitration & Mediation Services ("JAMS") under its then existing rules and procedures. In addition to and notwithstanding these rules, Employee and the Company agree that the arbitrator will have the authority to compel adequate discovery for resolution of the dispute. Further, Employee and the Company agree that the arbitrator shall issue a written arbitration decision that includes the arbitrator's finding, conclusions, and award. The Company shall pay all arbitration fees. Nothing in this Agreement is intended to prevent either Employee or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, because violations of the Proprietary Information and Inventions Agreement can cause the Company irreparable harm, Employee and the Company each have the right to resolve any issue or dispute arising under the Proprietary Information and Inventions Agreement by Court action instead of arbitration.

I HAVE READ Section 19 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.
______ (EMPLOYEE'S INITIALS)

20.      CONSEQUENTIAL DAMAGES; INJUNCTIVE RELIEF.

         Employee hereby waives any right to special, indirect, consequential, incidental or exemplary damages arising out of or related to this Agreement or the employment relationship. Employee is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by Employee of this Agreement, including, but not limited to, Employee Proprietary Information and Inventions Agreement, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 19 herein, each party shall have the right during Employee's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof or to obtain temporary and permanent injunctive relief against violations of Section 2 of this Agreement and Employee Proprietary Information and Inventions Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the parties to enforce the sections hereof.

21.      TRADE SECRETS OF OTHERS.

         It is the understanding of both the Company and Employee that Employee shall not divulge to the Company, CUseeMe or their respective Affiliates any confidential information or trade secrets belonging to others, including Employee's former employers, except to the extent that such confidential information or trade secrets relate to any assets assigned to or owned by the Company, CUseeMe or any of their Affiliates, nor shall the Company, CUseeMe or any of their Affiliates seek to elicit from Employee any such information. Consistent with the foregoing, Employee shall not provide to the Company, CUseeMe or any their Affiliates, and the Company, CUseeMe or any of their Affiliates shall not request, any documents or copies of documents containing such information.


                                      10.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:    /s/ Ralph Ungermann
       ---------------------------------
Its:
       ---------------------------------

Dated: March 22, 2001
       ---------------------------------



/s/ Killko Caballero
----------------------------------------
 KILLKO A. CABALLERO


Dated:
      ----------------------------------


                                      11.

                                    EXHIBIT A

                       FIRST VIRTUAL COMMUNICATIONS, INC.

            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


         This Employee Proprietary Information and Inventions Agreement ("AGREEMENT") is made in consideration for my employment and the new and additional benefits I received pursuant to my Employment and Noncompetition Agreement with First Virtual Communications, Inc. (the "COMPANY"), entered into concurrently herewith, (the "EMPLOYMENT AGREEMENT"), and the compensation now and hereafter paid to me. I hereby agree as follows:

1.       NONDISCLOSURE.

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's and/or its Affiliates' Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an authorized officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns. For purposes of this Agreement, Affiliates means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company and/or its Affiliates. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company and/or its Affiliates. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer except to the extent such confidential information or trade secrets are assigned to or owned by the Company, CUseeMe or any of their Affiliates or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by


                                       1.

persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" Shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on EXHIBIT A-1 (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A-1 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A-1 for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4 and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company, provided, however, that this Agreement does not require me to assign, and I shall be under no obligation to assign to the Company, any rights in Inventions for which no equipment, supplies, facilities or trade secrets of the Company were used and which were developed entirely on my own time, and

                  (a) which do not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or

                  (b) which do not result from any work performed by me for the Company.

         Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NONASSIGNABLE INVENTIONS. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("SPECIFIC INVENTIONS LAW"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six months after the last day of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific
                                       2.

Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         4. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         5. RETURN OF COMPANY MATERIALS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

         6. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.
                                       3.

         7. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         8. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

         9.       GENERAL PROVISIONS.

         9.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION AND EXCLUSIVE FORUM. This Agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly understand and consent that my employment is a transaction of business in the State of California and constitutes the minimum contacts necessary to make me subject to the personal jurisdiction of the federal courts located in the State of California, and the state courts located in San Jose, California, for any lawsuit filed against me by Company arising from or related to this Agreement. I agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the State of California. No such action may be brought in any forum outside the State of California. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of California, or the state courts located in San Jose, California.

         9.2 SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision or sub-provision of this Agreement shall not render any other provision or sub-provision of this Agreement unenforceable, invalid or illegal and this Agreement shall be construed in all respects as if such invalid or unenforceable provision or sub-provision were omitted.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         9.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         9.5 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         9.6 ENTIRE AGREEMENT. The obligations pursuant to Sections 1, 2, 4 and 5 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement

         This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 2001.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A-1 TO THIS AGREEMENT.


Dated: March 22, 2001
       --------------
                                       4.

/s/ Killko Caballero
----------------------------------
Signature

Killko Caballero
----------------------------------
Printed Name

ACCEPTED AND AGREED TO:

FIRST VIRTUAL COMMUNICATIONS, INC.

/s/ Ralph Ungermann
----------------------------------


                                       5.

                                   EXHIBIT A-1


         TO:
              ---------------------
         FROM:
              ---------------------
         DATE:
              ---------------------

         SUBJECT: PREVIOUS INVENTIONS

         1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by [FERRARI] that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Ferrari:

         |_|      No inventions or improvements.

         |_|      See below:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

         |_|      Additional sheets attached.


         2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

       INVENTION OR IMPROVEMENT         PARTY(IES)              RELATIONSHIP

1.
       -----------------------         ------------        ---------------------
2.
       -----------------------         ------------        ---------------------
3.
       -----------------------         ------------        ---------------------

|_|      Additional sheets attached.


                                       1.

                                    EXHIBIT B

                          RELEASE AND WAIVER OF CLAIMS


         In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, Killko Caballero, hereby furnish First Virtual Communications, Inc. (the "COMPANY"), with the following release and waiver ("RELEASE AND WAIVER").

         I hereby release, and forever discharge the Company, CUseeMe, their Affiliates and their officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to the date I sign this Release and Waiver with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, claims under the California and federal discrimination laws, including the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an Employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one
(21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

                                            By:
                                               ---------------------------------
                                               KILLKO CABALLERO


                                       2.